As filed with the Securities and Exchange Commission on June 20, 1996
                                                   Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               -----------------

                         COAST SAVINGS FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

                               -----------------

                         Delaware                        95-4196764
             (State or other jurisdiction of          (I.R.S. Employer
              incorporation or organization)         Identification No.)

                               -----------------

                            1000 Wilshire Boulevard
                       Los Angeles, California 90017-2457
         (Address, including zip code, of Principal Executive Offices)

                               -----------------


            1996 COAST SAVINGS FINANCIAL, INC. EQUITY INCENTIVE PLAN
                            (Full title of the plan)


         Norman H. Raiden, Esq.                       Copies to:
            General Counsel                     Stephen D. Cooke, Esq.
     Coast Savings Financial, Inc.         Paul, Hastings, Janofsky & Walker
        1000 Wilshire Boulevard                  695 Town Center Drive
   Los Angeles, California 90017-2457              Seventeenth Floor
             (213) 362-2000                  Costa Mesa, California 92626
(Name, address, including zip code, and              (714) 668-6200
telephone number, including area code,
of agent for service)

                               -----------------

                       CALCULATION  OF  REGISTRATION  FEE

==============================================================================================================
                                                   Proposed               Proposed
                                                    Maximum                Maximum
       Title of                 Amount to be     Offering Price           Aggregate               Amount of
Securities to be Registered      Registered       Per Share (1)        Offering Price (1)     Registration Fee
- --------------------------------------------------------------------------------------------------------------
Common Stock, par value          929,146 (2)         $32.6875            $30,371,460               $10,473
$.01 per share
==============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is based on the average of the high and low prices on the New York Stock Exchange Composite Transaction Report on June 17, 1996 of $32.6875 per share with respect to the 929,146 shares issuable pursuant to awards granted under the 1996 Coast Savings Financial, Inc. Equity Incentive Plan.

(2) This Registration Statement covers, in addition to such number of shares issuable pursuant to awards granted under the 1996 Coast Savings Financial, Inc. Equity Incentive Plan, an indeterminate number of additional shares which may become subject to awards as a result of the adjustment provisions of the plan. The registration fee is calculated only on the stated number of shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

       * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

          The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

            (a) The Annual Report on Form 10-K of Coast Savings Financial, Inc. (the "Company") for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed with the Commission pursuant to the Exchange Act;

            (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above;

            (d) The description of the Common Stock contained under the caption "Description of Common Stock" in the Company's Registration

                  Statement on Form S-3 (no. 33-59110) filed with the Commission; and

            (e) The description of the rights to purchase preferred stock contained in the Company's Form 8-A filed with the Commission on September 1, 1989.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.


Item 4.  Description of Securities

            Not applicable.


Item 5.  Interests of Experts and Named Counsel

            Not applicable.


Item 6.  Indemnification of Officers and Directors

       Article TWELFTH of the Certificate of Incorporation of the Company filed with the Secretary of State of Delaware eliminates the personal liability of the directors of the Company to the fullest extent permissible under Delaware law as the same exists and to such greater extent as Delaware law may thereafter permit.

       Additionally, pursuant to Article FOURTEENTH of the Certificate of Incorporation filed with the State of Delaware, the Company is authorized to indemnity any officer or director for monetary damages incurred by such person as a result of settling or successfully defending any action, suit or proceeding, whether civil, criminal, administrative or investigative if the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. In addition, the Company shall indemnify any officer or director for the costs of defending an action in which such person is adjudged to be liable to the Company to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such costs. Any indemnification resulting from an officer or director settling any action, suit or proceeding shall be paid by the Company, if a determination is made (i) by the board of directors by a majority vote of the directors who are not parties to such action, suit or proceeding, or if such majority of disinterested directors so directs, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is proper in the circumstances because he or she has met the above-referenced standard of conduct. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is amended after the date of the Certificate of Incorporation to further expand the indemnification permitted to directors and officers, then the Company shall indemnify such person to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Item 7.  Exemption from Registration Claimed

            Not applicable.

Item 8.  Exhibits

         The exhibits filed as part of this Registration Statement are as follows:

         Exhibits
         --------
         4.1   1996 Coast Savings Financial, Inc. Equity Incentive Plan
               (incorporated by reference to Exhibit 10.1 to the Company's
               Quarterly Report on Form 10-Q for the fiscal quarter ended March
               31, 1996).

         5.    Opinion of Paul, Hastings, Janofsky & Walker.

         23.1  Consent of KPMG Peat Marwick LLP.

         23.2  Consent of Paul, Hastings, Janofsky & Walker (contained in
               Exhibit 5).

         24.   Power of Attorney (contained on signature page of Registration
               Statement).

Item 9.  Undertakings

(1)    The Company hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that the undertakings set forth in paragraph
              --------  -------
              (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
              Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 20, 1996.


                          COAST SAVINGS FINANCIAL, INC.



                          By:  /s/ Ray Martin
                               -------------------------
                               Ray Martin
                               Chairman of the Board and Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ray Martin and Robert L. Hunt II, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                     Title                           Date
      ---------                     -----                           ----
/s/ Ray Martin                Chairman of the Board,            June 20, 1996
- ----------------------------  Chief Executive Officer
Ray Martin                    and Director (Principal
                              Executive Officer)


/s/ Robert L. Hunt II         President, Chief Operating        June 20, 1996
- ----------------------------  Officer and Director
Robert L. Hunt II


/s/ James F. Barritt          Senior Executive Vice             June 20, 1996
- ----------------------------  President and Chief Financial
James F. Barritt              Officer (Principal Financial
                              and Accounting Officer)


/s/ Leon S. Angvire           Director                          June 20, 1996
- ----------------------------
Leon S. Angvire


/s/ John C. Argue             Director                          June 20, 1996
- ----------------------------
John C. Argue


/s/ Gerald D. Barrone         Director                          June 20, 1996
- ----------------------------
Gerald D. Barrone


/s/ Joan Milke Flores         Director                          June 20, 1996
- ----------------------------
Joan Milke Flores


/s/ Jack P. Libby             Director                          June 20, 1996
- ----------------------------
Jack P. Libby


/s/ James P. Miscoll          Director                          June 20, 1996
- ----------------------------
James P. Miscoll


/s/ Keith W. Renken           Director                          June 20, 1996
- ----------------------------
Keith W. Renken


/s/ Harold B. Starkey, Jr.    Director                          June 20, 1996
- ----------------------------
Harold B. Starkey, Jr.

                                 EXHIBIT INDEX

       Exhibits
       --------
          4.1       1996 Coast Savings Financial, Inc. Equity Incentive Plan
                    (incorporated by reference to Exhibit 10.1 to the Company's
                    Quarterly Report on Form 10-Q for the fiscal quarter ended
                    March 31, 1996)

          5.        Opinion of Paul, Hastings,
                    Janofsky & Walker

         23.1       Consent of KPMG Peat Marwick LLP

         23.2       Consent of Paul, Hastings, Janofsky & Walker (contained in
                    Exhibit 5)

         24. Power of Attorney (contained on signature page of Registration Statement)
